UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the
Definitive Proxy Statement	Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

JUNIPER CONTENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JUNIPER CONTENT CORPORATION

521 Fifth Avenue, Suite 822

New York, New York 10175

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 12, 2008

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Juniper Content Corporation, a Delaware corporation, will be held at the offices of Graubard Miller, our general counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York, on February 12, 2008 at 9:30 a.m., for the following purposes, all as more fully described in the attached proxy statement:

1.	To elect two Class A directors to serve for the ensuing three-year period until their successors are elected and qualified; and
2.	To transact such other business as may properly come before the meeting, and any or all postponements or adjournments thereof.

Only stockholders of record at the close of business on December 20, 2007 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage-prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

By Order of the Board of Directors

Stuart B. Rekant, Chairman and Chief Executive Officer

New York, New York

December 26, 2007

JUNIPER CONTENT CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 12, 2008

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board directors for use at an annual meeting of stockholders to be held on February 12, 2008, and any postponements or adjournments.

On or about December 26, 2007, this proxy statement and the accompanying form of proxy are being mailed to each stockholder of record at the close of business on December 20, 2007.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of two Class A directors to serve for the ensuing three-year period until their successors are elected and qualified; and
•	any other business that may properly come before the meeting.

Who is entitled to vote?

Holders of our common stock as of the close of business on December 20, 2007, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 5,618,127 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the nominees listed below under Proposal I.

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting.

Can I change my vote after I return my proxy card?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our secretary;
•	voting in person at the meeting; or
•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number for shares required to be present at the meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are counted in the determination of a quorum.

How may I vote?

You may vote your shares by mail. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

How many votes are needed for approval of each matter?

The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of a direction of the securities holder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee’s favor.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of December 20, 2007 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our current executive officers and directors, (iii) each nominee for director and (iv) all of our current directors and executive officers as a group. Except as otherwise stated, the business address of each of the below listed persons is c/o Juniper Content Corporation, 521 Fifth Avenue, Suite 822, New York, New York 10175.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Raymond K. Mason(2)	2,393,645(3)	42.3%
Stuart B. Rekant	1,056,725(4)	15.8%
Bert A. Getz, Jr.(5)	384,930(6)	6.8%
Robert B. Becker	350,000(7)	5.9%
Paul Kramer(8)	65,000(9)	1.1%
Richard Intrator(10)	65,000(9)	1.1%
John K. Billock	25,000	*
Herbert J. Roberts	0(11)	0
Fir Tree, Inc.(12)	425,100(13)	7.6%
Millenco, L.P.(14)	903,798(15)	14.3%
All current directors and executive officers as a group (6) individuals)	3,422,838(16)	47.6%
______________
*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following is 56 West 45th Street, Suite 805, New York, New York 10036.
(2)	The business address for Mr. Mason is 2022 Hendricks Avenue, Jacksonville, FL 32207.
(3)

Represents (i) 1,786,183 shares of common stock held by Mr. Mason, (ii) 8,454 shares of common stock held by Connemara Capital Company, LLC, of which Mr. Mason is sole manager and member, (iii) 526,132 shares of common stock held by the Varina Knight Mason Testamentary Trust II, of which Mr. Mason is sole trustee and income beneficiary, (iv) 32,876 shares of common stock held by Varina Knight Mason Testamentary Trust II, LLC, of which the only member is the Varina Knight Mason Testamentary Trust II, and (v) 40,000 shares of common stock issuable upon the exercise of presently exercisable Class W and Class Z warrants held by 12K LLC, of which Mr. Mason is sole manager and controlling member.

(4)

Represents (i) 5,000 shares of common stock held by the Stuart B. Rekant Inc. Profit Sharing Plan QRP, of which Mr. Rekant is the beneficiary, (ii) 87,500 shares issuable upon exercise of stock options, (iii) 50,000 shares of common stock issuable upon the exercise of presently exercisable Class W and Class Z warrants owned by Mr. Rekant, and (iv) 914,125 shares of common stock issuable upon the exercise of presently exercisable Class W and Class Z warrants owned by Hidden Treasures. As Mr. Rekant is Chairman and Chief Executive Officer of Hidden Treasures, he may control voting and disposition over those shares. Does not include 262,500 shares issuable upon exercise of a stock option that is not currently exercisable and will not be exercisable within 60 days.

(5)	The business address for Mr. Getz, Jr. is 770 Lake Cook Road, Deerfield, IL 60015.
(6)

Represents (i) 71,259 shares of common stock held by Mr. Getz, (ii) 251,067 shares of common stock held by Globe Corporation, of which Mr. Getz, Jr. is Co-Chief Executive Officer, (iii) 15,868 shares of common stock issuable upon the exercise of presently exercisable Class W and Class Z warrants held by Mr. Getz, (iv) 31,736 shares of common stock issuable upon the exercise of presently exercisable Class W and Class Z warrants held by Globe Corporation and (v) 15,000 shares of common stock issuable upon exercise of presently exercisable stock options held by Mr. Getz..

(7)	Represents the 350,000 shares of common stock issuable upon the exercise of presently exercisable Class W warrants and Class Z warrants.
(8)	The business address of Mr. Kramer is Kramer Love & Cutler LLP, 675 Third Avenue, New York, New York 10017.
(9)

Represents 50,000 shares of common stock issuable upon the exercise of presently exercisable Class W warrants and Class Z warrants and 15,000 shares of common stock issuable upon exercise of presently exercisable options.

(10)	The business address of Mr. Intrator is 150 East 58th Street, 39th floor, New York, New York 10155.
(11)	Does not include 125,000 shares of common stock issuable upon exercise of a stock option that is not currently exercisable and will not be exercisable within 60 days.
(12)	The business address for Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.
(13)

Represents (i) 283,391 shares of common stock held by Sapling, LLC and (ii) 141,709 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both entities. Jeff Tannenbaum is the president of each of Fir Tree, Inc. and Fir Tree Recovery Master Fund, L.P. The foregoing information was derived from a Schedule 13G filed with the SEC on February 14, 2007.

(14)	The business address of Millenco, L.P. is c/o Millennium Management, L.L.C., 666 Fifth Avenue, New York, New York 10103.
(15)

Represents (i) 70,798 shares of Common Stock; (ii) 14,000 Series A Units (each of which consists of two shares of Common Stock, five Class W warrants and five Class Z warrants); (iii) 52,700 Series B Units (each of which consists of two shares of Common Stock, one Class W Warrant and one Class Z Warrant); (iv) 454,200 shares of common stock issuable upon the exercise of presently exercisable Class W and Class Z warrants. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2007.

(16)

Includes 1,576,729 shares of common stock issuable upon the exercise of presently exercisable Class W and Class Z warrants and stock options. Does not include 262,500 shares issuable upon exercise of a stock option that is not currently exercisable and will not be exercisable within 60 days.

Voting Agreement

We are party to a voting agreement with 12K, LLC, Varina Knight Mason Testamentary Trust II, Kimball Firestone, Leonard L. Firestone and Bert Getz, Jr. (the “Firestone Majority Stockholders”) and Stuart B. Rekant pursuant to which they such individuals agreed to vote for the following persons for election to our board of directors through the election in 2009 as follows:

•	in our 2007 annual meeting: Richard Intrator and John K. Billock;
•	in our 2008 annual meeting: Paul Kramer and Bert Getz, Jr.; and
•	in our 2009 annual meeting: Stuart B. Rekant and Raymond K. Mason.

The Firestone Majority Stockholders control approximately 28% of our outstanding common stock and Mr. Rekant controls less than 1% of our outstanding common stock. Messrs. Mason and Getz are designees of the Firestone Majority Stockholders and Messrs. Rekant, Intrator and Kramer are designees of Mr. Rekant. Mr. Billock is a designee of both the Firestone Majority Stockholders and Mr. Rekant. Until our 2009 annual meeting, the nominees for our board of directors will be determined pursuant to the terms of the voting agreement and approved by the nominating committee.

PROPOSAL I

ELECTION OF DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors (Class A), consisting of Richard Intrator and John K. Billock, will expire at this year’s annual meeting. The term of office of the second class of directors (Class B), consisting of Paul Kramer and Bert Getz, Jr., will expire at our annual meeting in 2008. The term of office of the third class of directors (Class C), consisting of Stuart B. Rekant and Raymond K. Mason, will expire at our annual meeting in 2009.

Unless authority is withheld, the proxies solicited by the board of directors will be voted FOR the re-election of each of Richard Intrator and John K. Billock. Our amended and restated certificate of incorporation does not provide for cumulative voting. In case any of the nominees becomes unavailable for re-election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Information About Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Stuart B. Rekant	57	Chairman of the Board and Chief Executive Officer
Raymond K. Mason	80	Vice Chairman of the Board
Herbert J. Roberts	53	Senior Vice President, Chief Financial Officer and Secretary
John K. Billock	58	Director
Bert A. Getz, Jr.	40	Director
Richard Intrator	53	Director
Paul Kramer	74	Director

Stuart B. Rekant has been our Chairman of the Board and Chief Executive Officer since our inception. He has also been Chief Executive Officer of Firestone Communications, Inc., our principal operating subsidiary, since January 2007. He is the founder and has served as the Chairman of the Board and Chief Executive Officer of Hidden Treasures, Inc., a private television production company specializing in nonfiction programming, since its inception in October 2001. Mr. Rekant has spent 30 years in the media and entertainment business with experience as an executive, entrepreneur and producer, having begun his career in the industry in 1975 as an attorney with Columbia Pictures Industries, Inc., and later as an entertainment lawyer in private practice. In 1978, he joined HBO as Director and then became Vice President of Business Affairs for the pay television network. In 1983, he went into the independent film finance, production and distribution business. Mr. Rekant began to focus on nonfiction programming and distribution in 1992 when he established U.S. News Productions, the factual programming unit of U.S. News and World Report, where as its President he developed and executive produced a number of documentary series for cable television. In 1994, Mr. Rekant founded Non Fiction Films Inc., a private documentary production company, where he continued to produce series for cable television. Later that year, Mr. Rekant sold Non Fiction Films to Winstar Communications, Inc., a publicly traded provider of broadband communications services and content, at which time he became President of Winstar New Media Company, Inc., the content arm of Winstar Communications. He served in this position until September 2001 and was responsible for building the unit’s media and information services business through internal development and acquisitions. Winstar New Media Company eventually grew to include: a film and television production and distribution operation; a radio production, an affiliation and ad sales divisions; Office.com Inc., a joint venture between Winstar Communications and CBS that was a business to business internet portal; and interests in television broadcasting. Mr. Rekant served as Chief Executive Officer of Office.com from 1999 to September 2001. Mr. Rekant received his A.B. from Colgate University and a J.D. from Boston University School of Law.

Raymond K. Mason has served as our Vice Chairman since January 2007 and as a Director of Firestone since July 2003. Mr. Mason has been Chairman of Rebuilding Services, Inc., Acorn Ventures, Inc. (since August 1998), 12K, LLC (since December 2003) and Connemara Capital Company, LLC (since December 2003), which are private investment companies with investments in real estate, media, financial services, oil and gas and transportation. From 1978 to 1998, Mr. Mason was Chairman, Chief Executive Officer and controlling shareholder of American Banks of Florida, Inc., which was merged into SouthTrust of Alabama, Inc. in 1998. Mr. Mason was the Chairman, President and Chief Executive Officer of The Charter Company, a holding company with investments in financial services, oil and gas marketing and production and insurance, from 1949 to 1987 and served as a director of Florida National Banks of Florida, Inc., a Florida corporation, from 1960 to 1974. Mr. Mason received a B.A. in Economics from the University of North Carolina in 1949.

Herbert J. Roberts has served as our Senior Vice President, Chief Financial Officer and Secretary since September 2007. From June 2005 to December 2006 and since March 2007, Mr. Roberts has served as an operations and financial consultant to companies in the electronics and media industries. From December 2006 to March 2007, Mr. Roberts served as Senior Vice President, Chief Financial Officer and Treasurer of Castle Brands Inc., a marketer of premium branded spirits. From 1999 to June 2005, Mr. Roberts was the co-founder and Chief Financial Officer of Videonet3.com, a provider of engineering and financial advisory services to the cable industry. From 1990 to 1999, Mr. Roberts served as Senior Vice President, Chief Financial Officer and Treasurer of Helicon, a cable television, Internet and telecommunications provider. From 1988 to 1990, Mr. Roberts served as Vice President of Merchant Banking at Prudential Bache Capital Funding. From 1981 to 1988 he served in various positions with CBS, Inc., including Assistant Controller of the CBS Television Network. Mr. Roberts received a B.A. from Queens College and an M.B.A. from New York University.

John K. Billock has served as a Director since January 2007. He served as Vice Chairman and Chief Operating Officer of Time Warner Cable from October 2001 to July 2005. Prior to joining Time Warner’s Cable Division, Mr. Billock had been President of the US Network Group at Home Box Office since 1995 and had been with HBO since 1978. While at HBO, Mr. Billock had been involved in various aspects of its operations including its marketing, distribution, and programming operations. Prior to joining HBO, Mr. Billock served for three years as a product manager with Colgate Palmolive Company where he managed marketing and promotion activities for several consumer products. Mr. Billock received a B.A. from Wesleyan University and an M.B.A. from Boston University.

Bert A. Getz, Jr., has served as a Director since January 2007. He has also served as a Director of Firestone since September 2005. Since September 2001, he has been a Co-Chief Executive Officer and director of Globe Corporation, a diversified family investment company and has served as President of Globe Development Company, a real estate development business since September 2006. Mr. Getz currently serves as an officer and director of Globe Management Company, the commercial property management arm of Globe Corporation. Mr. Getz has been a director of Wintrust Financial (NASDAQ: WTFC) since May 2001, which includes serving on the subsidiary boards of The Wayne Hummer Companies and Libertyville Bank & Trust. He has also been a director of IMS Companies LLC since October 2003, Top Driver Inc. since May 2006, and HDO Inc. since January 1997. Mr. Getz received a B.B.A. from the Cox School of Business at Southern Methodist University and an M.B.A. from the University of Michigan Business School.

Richard Intrator has served as a Director since our inception. Since July 2004, Mr. Intrator has been the Chief Executive Officer of Philanthria, LLC, a financial services firm providing capital solutions for charities and not-for-profit institutions. From August 2002 through July 2004, Mr. Intrator has provided transactional and operating advisory services to Founders Equity, Inc., a private equity firm. From January 2002 to August 2002, Mr. Intrator served as a crisis management consultant to media and entertainment companies. From February 2000 to January 2002, Mr. Intrator served as Executive Vice President of IMAX Corp., a Nasdaq National Market listed entertainment technology company, specializing in large-format and three-dimensional film presentations, and president of IMAX Enterprises, a subsidiary of IMAX Corp., where he was responsible for developing new opportunities for IMAX’s business. From 1997 to 1999, Mr. Intrator served as Managing Director and Head of the Media Investment Banking Group for PaineWebber Incorporated. From 1992 to 1996, Mr. Intrator served as Managing Director and Head of the Media and Entertainment and Communications Group of The Lodestar Group/LSG Advisors, a division of Societe Generale Securities Corporation. From 1986 to 1992, Mr. Intrator served as Senior Vice President of Investment Banking in the Media and Entertainment Group of Kidder, Peabody & Co., Inc. Mr. Intrator received a B.S. from The Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

Paul Kramer has served as a Director since our inception. Since its formation in August 1994, Mr. Kramer has been a partner of Kramer Love & Cutler, LLP, a financial consulting firm, where he provides advisory services in a variety of areas including corporate governance, dispute resolution, interim executive management and restructurings. From October 1992 to July 1994, he provided private financial advisory services to various companies. From 1968 to September 1992, Mr. Kramer served as a partner of Ernst & Young, a registered public accounting firm. While at Ernst & Young, he served as the firm’s designated specialist for the broadcasting and publishing industries. He has been a director of Tridan Corp., a closed end, non-diversified management investment company, since July 2004. From 1993 to 2001, Mr. Kramer was a director of several other companies, including SFX Entertainment, Inc., a promoter, producer and venue operator for live entertainment events and a sports marketing and management company. He has also been a director of Hidden Treasures since February 2002. Mr. Kramer is a member of the National Association of Corporate Directors, the American Institute of CPAs and the American Arbitration Association. Mr. Kramer received a B.S. and an M.B.A. from Boston University and is a certified public accountant.

Independence of Directors

In anticipation of being listed on The Nasdaq Capital Market (“Nasdaq”), we will adhere to the rules of Nasdaq in determining whether a director is independent. Our board of directors will also consult with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the board of directors of a company be independent. The Nasdaq listing standards define an ‘‘independent director’’ generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these considerations, our board of directors has affirmatively determined that Messrs. Intrator, Kramer, Getz and Billock are independent directors of Juniper.

Board and Committee Information

During the fiscal year ended December 31, 2006, our board of directors met six times. Although we do not have any formal policy regarding director attendance at annual stockholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. We have standing nominating, compensation and audit committees of the board of directors. Each of our current directors attended at least 75% of the aggregate number of meetings of the board held in 2006. We did not have any committees during 2006 so no meetings were held.

Nominating Committee Information

Our board of directors established a nominating committee in January 2007. The members of our nominating committee are Messrs. Getz, Kramer and Billock, each an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on Juniper’s board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

We are party to a voting agreement with 12K, LLC, Varina Knight Mason Testamentary Trust II, Kimball Firestone, Leonard L. Firestone and Bert Getz, Jr. (the “Firestone Majority Stockholders”) and Stuart B. Rekant pursuant to which they such individuals agreed to vote for the following persons for election to our board of directors through the election in 2009 as follows:

•	in our 2007 annual meeting: Richard Intrator and John K. Billock;
•	in our 2008 annual meeting: Paul Kramer and Bert Getz, Jr.; and
•	in our 2009 annual meeting: Stuart B. Rekant and Raymond K. Mason.

Messrs. Mason and Getz are designees of the Firestone Majority Stockholders and Messrs. Rekant, Intrator and Kramer are designees of Mr. Rekant. Mr. Billock is a designee of both the Firestone Majority Stockholders and Mr. Rekant. Until our 2009 annual meeting, the nominees for our board of directors will be determined pursuant to the terms of the voting agreement and approved by the nominating committee.

We do not have any restrictions on stockholder nominations under our certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules. Prior to January 2007, we did not have a nominating committee or a formal means by which stockholders would nominate a director for election. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is currently comprised of Messrs. Messrs. Intrator and Billock. None of these individuals has ever served as an officer of ours or of any of our subsidiaries.

Audit Committee Information and Report

Our audit committee was established in January 2007. The audit committee is appointed by our board of directors to assist the board in monitoring: (i) the integrity of our annual, quarterly and other financial statements; (ii) our independent auditor’s qualifications and independence; (iii) the performance of our independent auditor; and (iv) our compliance with legal and regulatory requirements. The audit committee is also responsible for reviewing and approving all related-party transactions. Our audit committee is currently comprised of Messrs. Kramer, Getz and Intrator as its members, each an independent director, with Mr. Kramer acting as chairman. Our board of directors has determined that each member of the audit committee is an independent director and is financially literate as required by the applicable rules of the Securities and Exchange Commission.

Financial Expert on Audit Committee

Our board of directors has determined that Mr. Kramer is our “audit committee financial expert” (as defined in Regulation 240.401(h)(1)(i)(A) of Regulation S-B). Our board of directors has also determined that Mr. Kramer would be considered an “independent” director under Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

Meetings and Attendance

Since our audit committee was not formed until January 2007, it did not meet during the fiscal year ended December 31, 2006.

Audit Fees

During the year ended December 31, 2006, we paid our principal accountant $36,800 for the services they performed in connection with our Registration Statement on Form S-4 related to our business combination, and $15,536 in connection with the review of our three Quarterly Reports on Form 10-QSB. Subsequent to the year ended December 31, 2006, we incurred a fee of approximately $15,000 for the audit of the financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. The aggregate of such fees is $74,136

During the period ended December 31, 2005, we paid our principal accountant $5,800 for additional fees related to the December 31, 2005 audit, $33,456 for the services they performed in connection with our initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2005, and $9,000 in connection with the review of our June 30 and September 30, 2005 Quarterly Reports on Form 10-QSB. The fee for the audit of the financial statements included in our Annual Report on Form 10-KSB for the period ended December 31, 2005 was $13,000. The aggregate of such fees is $55,456.

Audit-Related Fees

During 2006 and 2005, our principal accountant did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

Tax Fees

During 2006 and 2005, our principal accountant did not render services to us for tax compliance, tax advice and tax planning.

All Other Fees

During 2006 and 2005, there were no fees billed for products and services provided by the principal accountant other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

As we did not form our audit committee until January 2007, the audit committee did not pre-approve any accounting-related or tax services. However, our board of directors approved the services described above. On a going forward basis, our audit committee will pre-approve all accounting-related or tax services.

Audit Committee Report

Pursuant to the audit committee’s written charter, which was adopted on January 19, 2007, our audit committee’s responsibilities include, among other things:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-KSB;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;
•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;
•

reviewing disclosures made to the audit committee by our chief executive officer and chief financial officer during their certification process for our Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all auditing services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Our audit committee has met and held discussions with management and BDO Seidman, LLP, our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors’ independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by our independent auditors. Based upon the committee’s discussion with management and the independent auditors and the committee’s review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-KSB for the fiscal year ended December 31, 2006.

The Members of the Audit Committee

Paul Kramer

Bert A. Getz, Jr.

Richard Intrator

Compensation Discussion and Analysis

Our compensation committee was established in January 2007 and is currently comprised of Messrs. Intrator and Billock, each of whom is an independent director. Since our compensation committee was not formed until January 2007, it did not meet during the fiscal year ended December 31, 2006. The responsibilities of the committee include:

•	establishing the general compensation policy for our executive officers, including our chief executive officer;
•	administering our 2006 Long-Term Incentive Plan; and
•	in administering this plan, determining who participates in the plan, establishing performance goals, if any, and determining specific grants and bonuses to the participants.

Overall, we will seek to provide total compensation packages that are competitive in terms of potential value to our executives, and which are tailored to the unique characteristics and our needs within our industry in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for our stockholders.

The compensation decisions regarding our executives will be based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

It is anticipated that our executives’ compensation will have three primary components – salary, cash incentive bonus and stock-based awards. We view the three components of executive compensation as related but distinct. Although our compensation committee will review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We anticipate determining the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information deemed relevant and timely. As our compensation committee was formed upon the consummation of the merger with Firestone, during the year ended December 31, 2006, we did not adopt any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by its compensation committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases. Our compensation committee will be charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the media and entertainment industries. We expect that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the media and entertainment industries through the review of such companies’ public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to us, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our post-merger business and objectives that may be unique to us, we generally believe that gathering this information will be an important part of our compensation-related decision-making process.

Compensation Components

Base Salary. Generally, we, working with the compensation committee, anticipate setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. We will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. We intend to design and utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

We will structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them. At this time, it is not anticipated that any executive officer’s annual cash compensation will exceed $1 million, and accordingly, we have not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code.

Equity Awards. We also will use stock options and other stock-based awards to reward long-term performance. We believe that providing a meaningful portion of our executives’ total compensation package in stock options and other stock-based awards will align the incentives of our executives with the interests of our stockholders and with our long-term success. The compensation committee and board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Equity awards will be granted through our 2006 Long-Term Incentive Plan, which was adopted by our board and our stockholders at our special meeting of stockholders held on January 19, 2007. All of our employees, directors, officers and consultants will be eligible to participate in the 2006 Long-Term Incentive Plan. Leonard Firestone and Christopher K. Firestone were granted options to purchase 120,000 shares and 30,000 shares of Juniper common stock, respectively, under the 2006 Long-Term Incentive Plan, pursuant to employment agreements that they entered into with Firestone upon the consummation of the merger. All options granted under the plan will have an exercise price at least equal to the fair market of our common stock on the date of grant. In addition,

Mr. Rekant, our chairman and chief executive officer was granted options to purchase 350,000 shares of our common stock, pursuant to an employment agreement he entered into with us upon the consummation of the merger, but such options were not granted through the our 2006 Long-Term Incentive Plan.

We will account for any equity compensation expense under the rules of SFAS 123R, which requires a company to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also will require us to record cash compensation as an expense at the time the obligation is accrued.

Severance Benefits. We currently have no severance benefits plan. We may consider the adoption of a severance plan for executive officers and other employee in the future. The employment agreements entered into by the persons stated above provide for certain rights and obligations in the event of the termination of employment.

Other Compensation. We will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. We may extend other perquisites to our executives that are not available to our employees generally.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and, based upon the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Members of the Compensation Committee

Richard Intrator

John K. Billock

Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by us under those statutes, the sections set forth above under the captions entitled “Audit Committee Information and Report” and “Compensation Committee Report” will not be incorporated by reference in any of those prior filings or any future filings by us.

Executive Compensation

Commencing on July 13, 2005 and terminating on January 19, 2007, we were obligated to pay Hidden Treasures, an affiliate of Mr. Rekant, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. We entered into an extension agreement as of January 19, 2007 to extend such agreement, cancelable at any time by us in writing to Hidden Treasures. This agreement was cancelled in June 2007. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, was paid to any of our executive officers or any of their respective affiliates for the fiscal year ended December 31, 2006.

Compensation Arrangements for Executive Officers

Stuart B. Rekant, our chairman of the board and chief executive officer, entered into an employment agreement with us, effective upon consummation of the merger with Firestone on January 19, 2007, providing for Mr. Rekant to be employed as chairman of the board and chief executive officer of both Juniper and Firestone. Further, Leonard Firestone, Firestone’s current chairman of the board and chief executive officer, and Christopher K. Firestone, Firestone’s current executive vice president of operations, have each entered into an employment agreement with Firestone, effective upon consummation of the merger, to be employed as its president and chief operating officer and executive vice president, respectively. Each employment agreement will be for a three-year term, subject to earlier termination in certain circumstances.

The employment agreements provide for initial annual base salaries of $450,000 for Mr. Rekant, $235,000 for Leonard Firestone and $125,000 for Christopher K. Firestone. Each employment agreement also provides for the provision of certain additional (“fringe”) benefits to the covered executive (such as paid vacation time, employee benefits, reimbursement for reasonable, ordinary and necessary travel and other business related expense). With respect to the agreements for Leonard Firestone and Christopher K. Firestone, if we do not have a group health insurance plan in place, we have agreed to reimburse each individual for the reasonable costs of obtaining individual health insurance coverage until such time as a group plan is established, in an amount not to exceed $750 per month. We have also agreed to reimburse such individuals for premiums for personal term life insurance policies maintained by them on their lives, up to a maximum of $1,000 per year in the case of Leonard Firestone and $500 per year in the case of Christopher K. Firestone. With respect to the agreement for Mr. Rekant, we agreed to reimburse him up to $5,000 per year for personal term life insurance premiums on policies obtained or maintained by him.

As discussed above, Mr. Rekant’s agreement provided for the grant to him upon the consummation of the merger of a stock option to purchase 350,000 shares of our common stock. The option is exercisable (i) with respect to 87,500 shares on January 19, 2007, the closing date of the merger with Firestone, (ii) with respect to an additional 87,500 shares on each of the first two anniversaries of the closing date, and (iii) with respect to an additional 87,500 shares on the second business day preceding the third anniversary of the closing date. After a portion of the option becomes exercisable, it shall remain exercisable until the close of business on January 19, 2012.

Leonard Firestone’s agreement provided for the grant to him on closing of the merger with Firestone an option to purchase 120,000 shares of our common stock. This option is exercisable as to 40,000 shares on January 18, 2008, 40,000 shares on January 18, 2009 and 40,000 shares on January 18, 2010. After a portion of the option becomes exercisable, it shall remain exercisable, subject to the provisions of our incentive plan, until the close of business on January 19, 2017. Christopher K. Firestone’s agreement provided for the grant to him upon the consummation of the merger of an option to purchase 30,000 shares of our common stock. Subject to the terms and conditions of our incentive plan, such option vests in three equal portions on each of the first three anniversaries of the closing date of the merger. After a portion of the option becomes exercisable, it shall remain exercisable, subject to the provisions of our incentive plan, until the close of business on January 19, 2017. Messrs. Rekant, Leonard Firestone and Chris Firestone’s options are exercisable at $3.80 per share (the fair market value on the date of grant).

The employment agreements contain certain restrictive covenants that prohibit the executives from disclosing confidential information. Mr. Rekant’s agreement prohibits him, during the employment term and for a period of one year thereafter, from competing with Juniper.

On January 20, 2007, we entered into a consulting agreement with Robert B. Becker Inc. (“Consultant”), a private consulting company and affiliate of Robert B. Becker, our former Chief Financial Officer and Secretary. The agreement, as amended, provided that Mr. Becker would serve as Juniper’s interim chief financial officer through September 15, 2007. We paid the Consultant $75,000 upon execution of the agreement, $31,250 per month until May 19, 2007 and paid the Consultant $35,000 per month thereafter until September 15, 2007. On September 17, 2007, we engaged the Consultant to provide consulting services to us through November 30, 2007 for an additional $31,250.

2006 Long-Term Incentive Plan

The 2006 Long-Term Incentive Plan was adopted by our stockholders on January 19, 2007. The plan provides for the issuance of up to 600,000 shares of our common stock to our officers, directors, key employees and consultants in the form of incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards, with a maximum award to any holder in any calendar year not to exceed 150,000 shares of common stock in the aggregate. The plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until January 19, 2017. The plan is intended to comply with the regulations issued under Section 162(m) of the Internal Revenue Code and is administered by our compensation committee. To the extent permitted under the provisions of the plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of awards.

Compensation Arrangements for Directors

Directors who are employees of ours receive no cash compensation for serving as directors. Non-employee directors receive $20,000 in cash, paid quarterly, for their services on our board of directors. Each non-employee director also receives $1,000 for attendance at meaningful, substantive board and committee meetings. The chairman of each of the Audit Committee, Compensation Committee and Nominating Committee also receive an additional cash amount of $10,000, $5,000 and $2,500, respectively. In addition, we periodically grant our non-employee directors ten-year options to purchase 15,000 shares of our common stock under the 2006 Long-Term Incentive Plan at fair market value on the date of grant.

Our non-employee directors did not receive any compensation for the year ended December 31, 2006.

Equity Compensation Plan Information

At December 31, 2006, we did not have any equity compensation plans. Subsequent to December 31, 2006, we currently have the following equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders*	150,000 shares of common stock	$3.80	450,000 shares of common stock
Equity compensation plans not approved by security holders	350,000 shares of common stock	$3.80	N/A
Total	500,000 shares of common stock	$3.80	450,000 shares of common stock
*	Our stockholders approved the 2006 Long-Term Incentive Plan on January 19, 2007.

As stated above, Mr. Rekant, our chairman of the board and chief executive officer, is party to an employment agreement with us. Mr. Rekant’s agreement provided for the grant to him of a stock option to purchase 350,000 shares of our common stock. The option is exercisable (i) with respect to 87,500 shares on January 19, 2007, (ii) with respect to an additional 87,500 shares on each of January 19, 2008 and 2009, and (iii) with respect to an additional 87,500 shares on the second business day preceding January 19, 2010.

Pension Benefits

We do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on copies of such forms received or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended December 31, 2006, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions

Related party policy

Our Code of Business Conduct and Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee considers all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related party transactions

In February 2005, we issued 100 shares of common stock for $500 in cash, or a purchase price of $5.00 per share. We also issued 812,500 Class W warrants and 812,500 Class Z warrants for $81,250 in cash, at a purchase price of $0.05 per warrant. These securities were issued to the individuals and entities set forth below, as follows:

Name	Number of Shares of Common Stock	Number of Class W Warrants	Number of Class Z Warrants	Relationship to Us
Stuart Rekant	100	25,000	25,000	Chairman of the Board and Chief Executive Officer
Robert Becker	0	175,000	175,000	Interim Chief Financial Officer
Paul Kramer	0	25,000	25,000	Director
Daniel Burstein	0	25,000	25,000	Director
Richard Intrator	0	25,000	25,000	Director
WS Management, LC	0	80,437	80,438	Advisor and warrant holder
Hidden Treasures, Inc.	0	457,063	457,062	Warrant holder and Provider of administrative services

We entered into a registration rights agreement with each of the individuals and entities above pursuant to which the holders of a majority of their securities will be entitled to make up to two demands that we register these securities (and the shares of common stock underlying such securities). The holders of the majority of these shares may elect to exercise these registration rights at any time after the consummation of a business combination. In addition, these stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Hidden Treasures, an affiliate of Stuart Rekant and Paul Kramer, made available to us certain office and administrative services, and in exchange therefore, we paid Hidden Treasures the sum of $7,500 per month. Such agreement terminated on January 19, 2007 in connection with our merger with Firestone. We agreed to extend such agreement until such time as we provide Hidden Treasures with written notice of termination. This agreement was terminated in June 2007.

On January 20, 2007, we entered into a consulting agreement, as amended, with the Consultant. The agreement, as amended, provided that Mr. Becker would serve as Juniper’s interim chief financial officer through September 15, 2007. We paid the Consultant $75,000 upon execution of the agreement, $31,250 per month until May 19, 2007 and paid the Consultant $35,000 per month thereafter until September 15, 2007. On September 17, 2007, we engaged the Consultant to provide consulting services to us through November 30, 2007 for an additional $31,250.

Independent Auditors

Our audit committee has selected BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2007. BDO Seidman, LLP was our independent auditor for the fiscal year ended December 31, 2006. Representatives of BDO Seidman LLP are expected to be present at the annual meeting. The representatives of BDO Seidman, LLP will have the opportunity to make statements and will be available to respond to appropriate questions from stockholders.

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or over the telephone by our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

2008 Annual Meeting Stockholder Proposals and Nominations

In order for any stockholder proposal or nominations to be presented at the annual meeting of stockholders to be held in 2008 or to be eligible for inclusion in our proxy statement for such meeting, they must be received by us at our principal executive offices by August 28, 2008. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the stockholder making the proposal and the disclosure of that stockholder’s number of shares of common stock owned, length of ownership of the shares, representation that the stockholder will continue to own the shares through the stockholder meeting, intention to appear in person or by proxy at the stockholder meeting and material interest, if any, in the matter being proposed.

Stockholder nominations for persons to be elected as directors should include the name and address of the stockholder making the nomination, a representation that the stockholder owns shares of common stock entitled to vote at the stockholder meeting, a description of all arrangements between the stockholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person so nominated.

Stockholder proposals and nominations should be addressed to Juniper Content Corporation, Attention: Corporate Secretary, 521 Fifth Avenue, Suite 822, New York, New York 10175.

Other Stockholder Communications with our Board of Directors

Our board of directors provides a process for stockholders and interested parties to send communications to the board. Stockholders and interested parties may communicate with our board of directors, any committee chairperson or our non-management directors as a group by writing to the board or committee chairperson in care of Juniper Content Corporation, Attention: Corporate Secretary, 521 Fifth Avenue, Suite 822, New York, New York 10175. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

Discretionary Voting of Proxies

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2008 annual meeting of stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Miami, Florida, not later than November 11, 2008.

Other Matters

The board of directors knows of no matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Stuart B. Rekant, Chairman and Chief Executive Officer

New York, New York

December 26, 2007

JUNIPER CONTENT CORPORATION. - PROXY

Solicited By The Board Of Directors

for Annual Meeting To Be Held on February 12, 2008,

P

The undersigned Stockholder(s) of Juniper Content Corporation, a Delaware corporation (“Company”), hereby appoints Stuart B. Rekant and Herbert J. Roberts, or either of them, with full power of substitution and to act without the others, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on February 12, 2008 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

1. Election of the following Directors:
R	FOR all nominees listed below except as marked to the contrary below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
Richard Intrator and John K. Billock
O	INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space below. ___________________________________________________________
2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.
X	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ I plan on attending the Annual Meeting.

Y	Date: ___________________, 2008

_____________________________
Signature

_____________________________
Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.